UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 3, 2007

TRUMP ENTERTAINMENT RESORTS, INC.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-6515

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached as Exhibit 99.1 hereto is a press release, dated May 3, 2007, issued by Trump Entertainment Resorts, Inc. (the “Company”) and incorporated herein by reference. The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02, “Results of Operations and Financial Condition,” and also under Item 7.01, “Regulation FD Disclosure.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cezar M. Froelich

Cezar Froelich has been a member of the Board of Directors (the “Board”) of the Company since May 20, 2005. Mr. Froelich is a Class A Director and Class II director, as well as a member of the Board’s Corporate Governance and Nominating Committee. Mr. Froelich is one of the founding partners of the Chicago, Illinois law firm of Shefsky & Froelich Ltd. and devotes a majority of his professional time to representing companies in the gaming industry. Mr. Froelich has advised the Board that in the course of such representation, he has represented or may represent certain companies who are potential competitors of the Company. One of those clients is Morgan Stanley, which is the holder of approximately 17.9% of the Company’s common stock and which has acquired 20 acres of property in Atlantic City, where it is planning to develop and operate a casino hotel facility, which facility is not likely to open prior to 2010. In accordance with the procedures set forth in the Company’s Code of Ethics for Principal Officers and Directors, Mr. Froelich’s representation of potential competitors of the Company has been reviewed by the Company’s Audit Committee. Based on that review, the Audit Committee has determined that certain of such clients of Mr. Froelich are now or may in the future become competitors of the Company, but that under these current unique circumstances, has recommended and the Board has determined that, at present, Mr. Froelich’s representation is not adverse to the interest of the Company. The Board has requested that Mr. Froelich provide updates at each regularly scheduled Audit Committee meeting or in the event of a material change regarding his representation. Mr. Froelich has also advised the Board of his intention, based upon the existing circumstances, not to seek reelection when his current term as a Board member expires in 2009. In accordance with the Company’s Voting Agreement, a majority of the Company’s Class A Directors will be entitled to designate a substitute for Mr. Froelich when his term expires in 2009.

Wallace B. Askins

Wallace B. Askins has been a member of the Board since June 1995. Mr. Askins has advised the Board of his intention to resign from the Board, effective as of May 2, 2007. Mr. Askins is an Investor Board Member and a Class I director, as well as a member of the Board’s Audit Committee. Mr. Askins’ current term as a Board member was scheduled to expire

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in 2008. In accordance with the Company’s Voting Agreement, Mr. Trump is entitled to designate a substitute Investor Board Member to replace Mr. Askins. Mr. Trump has notified the Company of his intention to designate Ivanka M. Trump as such replacement, subject to the receipt of regulatory approval. The Company’s Certificate of Incorporation permits the Company’s remaining directors to fill the vacancy in the Board caused by Mr. Askins’ departure until the scheduled expiration of his term.

Item 7.01	Regulation FD Disclosure.

The information set forth under this Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. Attached as Exhibit 99.1 hereto is a press release issued by the Company on May 3, 2007.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Trump Entertainment Resorts, Inc. on May 3, 2007

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Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary